EXHIBIT 10.4

SUBLEASE AGREEMENT

This SUBLEASE dated March 12, 2009 ("Effective Date"), by and between Triple Ring Technologies, Inc., a California corporation ("Triple Ring" or the "Sublandlord") with its principal office at 39655 Eureka Drive Newark, California 94560 and NovaRay Medical, Inc., a Delaware corporation ("NovaRay" or the "Subtenant") with its principal office at 39655 Eureka Drive Newark, California 94560.

WHEREAS, NovaRay was the Tenant under that certain Office Lease dated March 13, 2008, by and between

BRCP Stevenson Point LLC, a Delaware limited liability company ("Landlord") and NovaRay (the "Lease Agreement"), respecting certain premises with a street address of 39655-39677 Eureka Drive, Newark, California, (the "Premises") as more particularly described therein;

WHEREAS, a true, correct, and complete copy of the Lease is attached as Attachment 1 to this Sublease;

WHEREAS, Sublandlord was assigned all interest in and assumed all obligations under the Lease Agreement under the Assignment and Assumption of Lease Agreement dated March 12, 2009 attached hereto as Attachment 2 to this Sublease;

WHEREAS, Sublandlord desires to sublease a portion of the Premises and Subtenant desires to sublease a portion of the Premises pursuant to the terms described herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows, effective as of the Effective Date:

All capitalized terms used but not defined herein will have the same meanings as those capitalized terms defined in the Lease Agreement.

SUBLEASE: Subtenant subleases from Sublandlord the following described premises:

Approximately fifty eight and one half percent (58.5%) of the office, lab, product assembly, storage and equipment space in the building located at the Premises ("Subleased Space").

TERM: Commencing on the Effective Date, Subtenant shall occupy the above described premises for the same Term as provided for under the Lease Agreement unless earlier terminated as herein provided. This Sublease shall terminate upon the earlier of (i) termination of the Lease Agreement; (ii) upon fifteen (15) days written notice in the event Subtenant fails to timely pay its portion of the Base Rent and Additional Rent as provided herein or materially breaches the terms and conditions as set forth in the Lease Agreement or (iii) mutual agreement between the parties.

SECURITY DEPOSIT; LETTER OF CREDIT: Subtenant shall not be required to provide a security deposit under this Sublease. However, Subtenant acknowledges that the Letter of Credit it previously provided under the Lease Agreement shall stand and remain effective according to the terms set forth in the Lease Agreement.

RENT; OPERATING EXPENSES: Subtenant agrees to pay to the Tenant a portion of the Base Rent and Additional Rent pro-rated to cover the Subleased Space only, with each monthly rental payment due and payable on the first day of each month in accordance with Section 5 of the Lease Agreement. Said rental payments shall commence on the Effective Date and continue through Lease Agreement termination.

Subtenant acknowledges that it will pay a portion of other operating expenses, pro-rated to reflect usage commensurate with the Subleased Space. The parties agree that they will work together to determine Subtenant's share of such operating expenses.

CONSENT: This Sublease is contingent on the approval of the Landlord. If for any reason the Landlord will not allow Tenant to sublease the aforementioned space, this Sublease will be deemed null and void.

It is understood that this is a Sublease and that all the terms and conditions as set forth in the Lease Agreement are in effect and binding upon the Subtenant and Sublandlord. Subtenant agrees to be bound by and comply with Sections 4.1, 4.2, 4.3, 4.4, 8.1, 8.2, 9, 10, 12, 14, 18, 19, 22, 32, 34 as if Subtenant was a Tenant therein. The Lease Agreement and any amendments are attached hereto as Attachment 1 and made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
TENANT: TRIPLE TRING TECHNOLOGIES, INC. By:/s/ Joseph Heanue Joseph Heanue President	SUBTENANT: NOVARAY MEDICAL, INC. By:/s/ William Frederick William Frederick Chief Financial Officer

Agrees and Consents to this Sublease:

LANDLORD

BRCP STEVENSON POINT LLC

By:________________________________________________

Name: _____________________________________________

Title: ______________________________________________

ATTACHMENT 1

OFFICE LEASE BY AND BETWEEN BCRP STEVENSON POINT LLC AND NOVARAY MEDICAL, INC. DATED MARCH 13, 2008

ATTACHMENT 2

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT BETWEEN NOVARAY AND TRIPLE RING DATED MARCH 12, 2009